EXHIBIT 99.3

December YTD Year-over-Year Exelon Way Savings

	Pre-tax O&M
($ in millions)	December YTD Savings
	2004	2003
GAAP Operating and Maintenance Expense (O&M)	$3,976	$4,508

Operating Adjustments:
March 3 ComEd Global Settlement Agreement	—	(41)
Charges associated with Generation’s investment in Sithe Energies, Inc.	(8)	—
Settlement Associated with the Storage of Spent Nuclear Fuel	42	—
Charges associated with Exelon’s anticipated merger with Public Service Enterprise Group Inc.	(7)	—
2004 Financial Impact of Boston Generating (BG)	(62)	—
Investments in Synthetic Fuel Producing Facilities	(89)	—
Exelon Way Severance and Severance-related Charges	(83)	(256)
Impairment of Exelon Enterprises’ InfraSource Investment	—	(53)

Operating O&M	3,769	4,158

Exelon Way O&M Adjustments:
Remove Net Enterprises and BG (1)	(204)	(903)
Remove Nuclear Decommissioning Accretion Expense and Other SFAS 143 Adjustments (2)	(129)	(118)
Remove 2004 Incremental Impact of Sithe	(60)	—
Add AmerGen, net of Accretion and Severance (3)	—	393
Normalize Incremental Impact of Nuclear Outages	(18)	—
Other	(7)	—
Add Payroll Taxes (4)	94	91

Exelon Way O&M	$3,445	$3,621

Year-over-Year Exelon Way O&M Savings	$176

Program-to-Date O&M Savings	Pre-tax	After-tax (5)
2003 Ramp-up	$163	$101
2004 December YTD	176	109

Exelon Way 2004 O&M Savings	$339	$210

(1) Excludes corporate costs that remain within Exelon and is net of intercompany impact. Enterprises excludes Exelon Energy in 2003; in 2004 Exelon Energy is included in Generation.

(2) Accretion expense and other SFAS 143 adjustments are non-cash expenses related to nuclear decommissioning and are not included in Exelon Way expenditures.

(3) Normalize to 100% in 2003; in 2003, AmerGen was included in Equity in Earnings of Unconsolidated Affiliates

(4) Includes AmerGen and excludes Enterprises.

(5) Tax rate is 38%.

	CapEx
	December YTD Savings
	2004	2003
GAAP Capital Expenditures (CapEx) (A)	$1,921	$1,862

Adjustments:
Include AmerGen CapEx	—	171
Other	11	20

Exelon Way CapEx	$1,932	$2,053

Year-over-Year CapEx Savings	$121

Program-to-Date Exelon Way CapEx Savings:
2003 Ramp-up	$67
2004 December YTD	121

Exelon Way 2004 CapEx Savings	$188

(A) Net of proceeds from liquidated damages for 2003.

Exelon Way 2004 O&M Cash Savings	Total
After-tax O&M	$210
CapEx	188

Total Exelon Way Cash Savings	$398

2003 Ramp-Up Exelon Way Savings

	2003 Pre-tax O&M
($ in millions)	Ramp-up Savings
	2002	2003

GAAP Operating and Maintenance (O&M)	$4,345	$4,508

Operating Adjustments:
March 3, 2003 ComEd Settlement Agreement	—	(41)
Severance	(10)	(256)
Enterprises goodwill impairment and impairments due to anticipated sales	—	(53)

Operating O&M	4,335	4,158

Exelon Way O&M Adjustments:
Remove Enterprises and Boston Generating (BG) (1)	(1,212)	(903)
Add incremental impact of Texas Plants	10	—
Remove nuclear decommissioning accretion expense and Other SFAS 143 Adjustments (2)	—	(118)
Add 2002 incremental impact of Exelon New England	50	—
Normalize incremental impact of nuclear outages	(24)	—
Add AmerGen, net of decommissioning accretion (3)	412	393
Add Payroll Taxes (4)	95	91

Exelon Way O&M	$3,666	$3,621

Exelon Way O&M Savings:
Difference between 2002 and 2003 Exelon Way O&M		$45
2003 inflationary impact (5)		107
Pension and post-retirement increase (6)		103

Calculated 2003 Savings		$255
Exclude savings from prior cost management initiatives (e.g., CMI)		(92)

Exelon Way O&M Savings - Pre-tax		$163

After-tax O&M Savings (7)		$101

(1) Excludes corporate costs that will remain within Exelon and is net of intercompany impact. Enterprises excludes Exelon Energy.

(2) Accretion expense and other SFAS 143 adjustments are non-cash expenses related to nuclear decomissioning and are not included in Exelon Way expenditures.
(3) Normalized to 100% of AmerGen in 2002 and 2003; in 2002 and 2003, AmerGen was included in Equity in Earnings of Unconsolidated Affiliates.
(4) Includes AmerGen and excludes Enterprises.
(5) 2002 base excluding pension and post-retirement expenses of $103m, inflated at 3%.
(6) Pension and post-retirement expense increase.
(7) Tax rate is 38%.

	2003 Cap Ex
	Ramp-up Savings
	2002	2003

GAAP Capital Expenditures (CapEx) (A)	$2,150	$1,862

Adjustments:

Exclude net impact of Boston Generating (A)	—	20
Include AmerGen	155	171

Exelon Way Adjusted CapEx	$2,305	$2,053

Year-over-year CapEx Savings		$252

Exelon Way CapEx Savings:

Difference between 2002 and 2003 Exelon Way CapEx		$252
2003 inflationary impact (B)		69

Calculated 2003 Savings		$321
Exclude savings from prior cost management initiatives (e.g., CMI)		(254)

Exelon Way Savings - 2003 Ramp-up		$67

(A) Net of proceeds from liquidated damages for 2003.
(B) Inflation assumed at 3%.

Total Ramp-up Cash Savings
After-tax O&M	$101
CapEx	67
Total Exelon Way Cash Savings	$168